UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

 ______________________

Date of Report (Date of earliest event reported): June 6, 2013

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15819 (Commission File Number)	13-3883101 (I.R.S. Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC	430023
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Kingold Jewelry, Inc. (the “Company”) held on June 6, 2013, two proposals were submitted to and approved by the stockholders. The proposals are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 26, 2013. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected five directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2014 and until their successors are re elected and qualified. The votes for each of the nominees were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Zhihong Jia	28,446,390	950	389,101	22,344,940
Bin Zhao	28,442,390	4,950	389,101	22,344,940
H. David Sherman	28,447,240	100	389,101	22,344,940
Hai Xiao Xu	28,443,340	4,000	389,101	22,344,940
Bin Nan Zhang	28,447,340	0	389,101	22,344,940

2. Stockholders ratified the selection of Friedman LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
49,719,185	1,338,995	123,201	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:  /s/ Bin Liu________________

Name: Bin Liu

Title: Chief Financial Officer

Date: June 11, 2013